Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2025 THIRD QUARTER EARNINGS

AND QUARTERLY DIVIDEND

Charlottesville, VA – October 23, 2025 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.6 million, or $0.84 per diluted share, for the quarter ended September 30, 2025, compared to the $4.6 million, or $0.85 per diluted share, recognized for the quarter ended September 30, 2024. For the nine months ended September 30, 2025, the Company recognized net income of $13.3 million, or $2.45 per diluted share, compared to $12.4 million, or $2.30 per diluted share, for the nine months ended September 30, 2024.

The increase in 2025 year-to-date net income as compared to the prior year was primarily the result of decreased interest expense, as a result of the reduction in cost of funds associated with deposits and borrowings. Cost of funds declined 30 bps year-over-year while yields on earning assets held steady despite several reductions in the prime rate.

Dividend Declaration

On October 22, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.36 per share of common stock payable on November 28, 2025, to the holders of record at the close of business on November 14, 2025. The quarterly cash dividend represents an annual yield to shareholders of approximately 3.63% based on the closing price of the Company’s common stock on October 22, 2025.

President and Chief Executive Officer's comments: "I am pleased to report that the key performance indicators that we monitor closely, return on average assets, return on average equity, net interest margin and the efficiency ratio, all improved over the last quarter" stated Glenn W. Rust, President and Chief Executive Officer. "While our loan balances slightly declined during the most recent quarter, we continued our focus on strong credit standards which continues to bode well for our organization."

Key Performance Indicators

Third quarter 2025 compared to second quarter 2025

•
Return on average assets improved to 1.12%. from 1.05%.
•
Return on average equity improved to 10.48% from 10.05%.
•
Net interest margin (FTE)1 improved to 3.43% from 3.40%.
•
Loan-to-deposit ratio remained stable at 89%.
•
Efficiency ratio (FTE)1 improved to 57.9% from 61.2%.

September 30, 2025 Balance Sheet Highlights

•
Gross loans outstanding as of September 30, 2025 totaled $1.2 billion, an increase of $19.5 million, or 1.6% compared to September 30, 2024. The Company experienced nominal loan contraction in the third quarter of 2025, with gross loan balances decreasing $1.0 million from year-end.
•
Deposit balances increased $5.0 million or 0.4% from September 30, 2024, yet decreased $38.7 million since December 31, 2024. This decline, as highlighted in our second quarter release, facilitated the efforts to stabilize the overall cost of funds through changes in the mix of cost components.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
Securities balances declined $27.5 million from September 30, 2024 to September 30, 2025 as the Company continued to book loans at more attractive yields and reduce higher cost borrowings.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through reciprocal Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $145.2 million as of September 30, 2025, $166.6 million as of December 31, 2024 and $145.6 million as of September 30, 2024.
•
Outstanding borrowings from the FHLB as of September 30, 2025 decreased $22.5 million from $52.5 million at September 30, 2024 and increased by $10.0 million from December 31, 2024.
•
As of September 30, 2025, the Company had unused borrowing facilities in place of approximately $223.0 million and held no brokered deposits.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.42% as of September 30, 2025, 0.19% as of December 31, 2024 and 0.33% as of September 30, 2024.
•
Nonperforming assets amounted to $6.8 million as of September 30, 2025, compared to $3.0 million as of December 31, 2024 and $5.3 million as of September 30, 2024;
o
Fourteen loans to thirteen borrowers are in non-accrual status, totaling $2.6 million, as of September 30, 2025, compared to $2.3 million as of December 31, 2024 and $2.1 million as of September 30, 2024.
o
Loans 90 days or more past due and still accruing interest amounted to $4.2 million as of September 30, 2025, compared to $754 thousand as of December 31, 2024 and $3.2 million as of September 30, 2024. The past due balance as of September 30, 2025 is comprised of four loans totaling $4.0 million which are 100% government-guaranteed, two loans secured by residential real estate totaling $158 thousand and five student loans totaling $62 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses on Loans (“ACL”) as a percentage of total loans was 0.69% as of September 30, 2025, 0.68% as of December 31, 2024 and 0.70% as of September 30, 2024. The individual differences in the balances of various pools as well as changing loss rates have resulted in only nominal changes to the overall ACL ratio. The proportionate increase in government-guaranteed loans over the respective periods is also a main driver holding the ACL as a percentage of total loans fairly steady year-over-year. Balances in such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $5.2 million as of September 30, 2025.
•
For the three months ended September 30, 2025, the Company recorded a net charge to the provision for credit losses of $332 thousand, due primarily to changes in loss factors, as a result of a routine annual loss driver analysis, considered in the quantitative portion of the calculation. The provision includes a $78 thousand charge for changes in unfunded reserves, as a result of changes in unfunded loan commitments and application of the aforementioned changes in quantitative factors.

Net Interest Income

•
Net interest income for the three months ended September 30, 2025 of $13.1 million increased $1.0 million, or 8.7%, compared to the three months ended September 30, 2024, predominantly due to decreased interest expense associated with deposit accounts, coupled with increased interest income earned on loans and federal funds sold driving an additional net increase.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended September 30, 2025 was 3.43%, compared to 3.24% for the three months ended September 30, 2024. The increase as compared to the third quarter of 2024 was primarily due to the decrease in cost of funds, as described below.
•
The Bank's yield on loans was 5.64% for the three months ended September 30, 2025, compared to 5.85% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 13 bps in the third quarter of 2025, compared to 25 bps in the third quarter of 2024.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
The overall cost of funds, including noninterest-bearing deposits, of 177 bps incurred in the three months ended September 30, 2025 decreased 30 bps from 207 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits decreased period over period by 45 bps, from a cost of 2.71% to 2.26%. The cost of borrowings from the FHLB decreased 9 bps from the third quarter of 2024 to the third quarter of 2025, from 4.86% to 4.77%.

Noninterest Income

Noninterest income for the three months ended September 30, 2025 decreased $101 thousand, or 7.0%, compared to the three months ended September 30, 2024, primarily as a result of lower wealth management fees, and lower fee income from debit card usage.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2025 increased by $461 thousand, or 5.8%, compared to the three months ended September 30, 2024. Increased franchise taxes, FDIC insurance expense, professional fees and continued investments in information technology drove increases during the quarter.

Efficiency Ratio

The Company's efficiency ratio (FTE)1 improved to 57.9% for the three months ended September 30, 2025 compared to 58.6% for the three months ended September 30, 2024, as the impact of increased net interest income (FTE)1 more than offset the decrease in noninterest income and increase in noninterest expense on a proportional basis. On a year-to-date basis, the efficiency ratio (FTE)1 improved to 60.5% in 2025 compared to 62.6% in 2024, also as a result of increased net interest income (FTE)1.

Income Taxes

The effective tax rates amounted to 19.5% and 18.5% for the three months ended September 30, 2025 and 2024, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21% due to the recognition of low-income housing tax credits net of the impact of the accounting change to proportional amortization in 2024, the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Book Value

Book value per share increased to $32.89 as of September 30, 2025, compared to $30.89 as of September 30, 2024, and tangible book value per share (a non-GAAP financial measure)1 was $30.90 as of September 30, 2025 compared to $28.68 as of September 30, 2024. These values increased as net retained income increased and the impact of intangible assets declined due to the ongoing amortization of the Company's core deposit intangible asset.

Dividends

Cash dividends of $1.9 million, or $0.36 per share, were declared and paid during the third quarter of 2025. The remaining 58% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2025	December 31, 2024*	September 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$6,166	$5,311	$10,188
Interest-bearing deposits in other banks	8,965	11,792	8,977
Federal funds sold	7,964	-	-
Securities:
Available for sale (AFS), at fair value	252,952	263,537	279,323
Restricted securities, at cost	6,647	6,193	7,737
Total securities	259,599	269,730	287,060
Loans, net of deferred fees and costs	1,235,000	1,235,969	1,215,512
Allowance for credit losses	(8,510)	(8,455)	(8,523)
Loans, net	1,226,490	1,227,514	1,206,989
Premises and equipment, net	11,775	15,383	15,562
Bank owned life insurance	40,977	40,059	39,762
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	2,942	3,792	4,099
Right of use asset, net	6,666	5,551	5,921
Deferred tax asset, net	13,097	15,407	13,548
Accrued interest receivable and other assets	14,023	14,519	14,906
Total assets	$1,606,432	$1,616,826	$1,614,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$361,568	$374,079	$359,900
Interest-bearing	260,424	303,405	258,439
Money market and savings deposit accounts	460,160	437,619	431,707
Certificates of deposit and other time deposits	302,736	308,443	329,857
Total deposits	1,384,888	1,423,546	1,379,903
Federal funds purchased	-	236	3,112
Borrowings	30,000	20,000	52,500
Junior subordinated debt, net	3,542	3,506	3,495
Lease liability	6,542	5,389	5,748
Accrued interest payable and other liabilities	4,101	3,847	4,113
Total liabilities	1,429,073	1,456,524	1,448,871
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,318	13,263	13,257
Capital surplus	107,076	106,394	106,166
Retained earnings	90,149	82,507	80,789
Accumulated other comprehensive loss	(33,184)	(41,862)	(34,303)
Total shareholders' equity	177,359	160,302	165,909
Total liabilities and shareholders' equity	$1,606,432	$1,616,826	$1,614,780

Common shares outstanding	5,391,979	5,370,912	5,370,912
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest and dividend income:
Loans, including fees	$17,500	$17,378	$51,864	$49,281
Federal funds sold	283	136	530	535
Other interest-bearing deposits	55	50	142	165
Investment securities:
Taxable	1,199	1,414	3,773	5,349
Tax exempt	322	326	968	979
Dividends	112	102	336	320
Total interest and dividend income	19,471	19,406	57,613	56,629

Interest expense:
Demand deposits	66	66	202	205
Money market and savings deposits	3,026	2,990	8,957	8,864
Certificates and other time deposits	2,713	3,915	8,437	11,947
Borrowings	513	313	1,604	1,187
Federal funds purchased	3	9	28	25
Junior subordinated debt	78	89	224	260
Total interest expense	6,399	7,382	19,452	22,488
Net interest income	13,072	12,024	38,161	34,141
Provision for (recovery of) credit losses	332	(114)	174	(474)
Net interest income after provision for (recovery of) credit losses	12,740	12,138	37,987	34,615

Noninterest income:
Wealth management fees	223	239	658	905
Deposit account fees	323	317	922	1,042
Debit/credit card and ATM fees	340	474	1,065	1,485
Bank owned life insurance income	318	294	918	858
Gains on sales of assets, net	-	-	278	36
Gain on early redemption of debt	-	-	-	379
Losses on sales of AFS, net	-	-	-	(4)
Other	147	128	580	620
Total noninterest income	1,351	1,452	4,421	5,321

Noninterest expense:
Salaries and employee benefits	3,909	3,769	11,708	11,771
Net occupancy	872	919	2,777	2,756
Equipment	182	176	569	514
Bank franchise tax	439	366	1,266	1,051
Computer software	303	219	825	703
Data processing	577	707	2,044	2,025
FDIC deposit insurance assessment	255	125	545	500
Marketing, advertising and promotion	171	166	604	571
Professional fees	256	189	843	631
Core deposit intangible amortization	271	319	850	994
Other	1,169	988	3,877	3,368
Total noninterest expense	8,404	7,943	25,908	24,884
Income before income taxes	5,687	5,647	16,500	15,052
Provision for income taxes	1,111	1,047	3,197	2,647
Net income	$4,576	$4,600	$13,303	$12,405

Net income per common share, basic	$0.85	$0.86	$2.47	$2.31
Net income per common share, diluted	$0.84	$0.85	$2.45	$2.30
Weighted average common shares outstanding, basic	5,391,979	5,370,912	5,387,658	5,371,616
Weighted average common shares outstanding, diluted	5,424,642	5,396,936	5,414,969	5,387,537

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Common Share Data:
Net income	$4,576	$4,238	$4,489	$4,561	$4,600
Net income per weighted average share, basic	$0.85	$0.79	$0.83	$0.85	$0.86
Net income per weighted average share, diluted	$0.84	$0.78	$0.83	$0.85	$0.85
Weighted average shares outstanding, basic	5,391,979	5,391,979	5,378,871	5,370,912	5,370,912
Weighted average shares outstanding, diluted	5,424,642	5,417,900	5,402,936	5,407,489	5,396,936
Actual shares outstanding	5,391,979	5,391,979	5,391,979	5,370,912	5,370,912
Tangible book value per share at period end [5]	$30.90	$29.63	$28.84	$27.70	$28.68
Key Ratios:
Return on average assets [1]	1.12%	1.05%	1.12%	1.12%	1.15%
Return on average equity [1]	10.48%	10.05%	11.05%	10.98%	11.44%
Net interest margin (FTE) 1, [2]	3.43%	3.40%	3.28%	3.21%	3.24%
Efficiency ratio (FTE) [3]	57.9%	61.2%	62.4%	60.2%	58.6%
Loan-to-deposit ratio	89.2%	89.4%	86.6%	86.8%	88.1%
Net Interest Income:
Net interest income	$13,072	$12,796	$12,295	$12,235	$12,024
Net interest income (FTE) [2]	$13,158	$12,881	$12,381	$12,321	$12,111
Company Capital Ratios:
Tier 1 leverage ratio [6]	12.26%	12.12%	11.83%	11.34%	11.81%
Total risk-based capital ratio [6]	20.15%	19.46%	18.92%	18.77%	18.88%
Assets and Asset Quality:
Average earning assets	$1,523,230	$1,521,345	$1,529,575	$1,526,464	$1,487,182
Average gross loans	$1,230,805	$1,240,563	$1,233,520	$1,218,460	$1,181,447
Fair value mark on acquired loans	$5,241	$5,724	$6,242	$6,785	$7,301

Allowance for credit losses on loans:
Beginning of period	$8,347	$8,328	$8,455	$8,523	$8,028
Provision for (recovery of) credit losses	253	90	(105)	(208)	(3)
Charge-offs	(146)	(111)	(70)	(127)	(272)
Recoveries	56	40	48	267	770
Net (charge-offs) recoveries	(90)	(71)	(22)	140	498
End of period	$8,510	$8,347	$8,328	$8,455	$8,523

Non-accrual loans	$2,568	$2,614	$2,764	$2,267	$2,113
Loans 90 days or more past due and still accruing	4,201	5,178	2,274	754	3,214
Total nonperforming assets (NPA) [4]	$6,769	$7,792	$5,038	$3,021	$5,327

NPA as a % of total assets	0.42%	0.48%	0.31%	0.19%	0.33%
NPA as a % of gross loans	0.55%	0.63%	0.41%	0.24%	0.44%
ACL to gross loans	0.69%	0.67%	0.67%	0.68%	0.70%
Non-accruing loans to gross loans	0.21%	0.21%	0.22%	0.18%	0.17%
Net charge-offs (recoveries) to average loans [1]	0.03%	0.02%	0.01%	-0.05%	-0.17%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

6 All ratios at September 30, 2025 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2025			September 30, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$193,809	$1,311	2.71%	$221,548	$1,516	2.74%
Tax Exempt Securities [1]	65,222	408	2.50%	66,334	413	2.49%
Total Securities [1]	259,031	1,719	2.65%	287,882	1,929	2.68%
Loans:
Real Estate	939,765	13,792	5.82%	905,275	13,348	5.87%
Commercial	262,137	3,216	4.87%	238,407	3,418	5.70%
Consumer	28,903	492	6.75%	37,765	612	6.45%
Total Loans	1,230,805	17,500	5.64%	1,181,447	17,378	5.85%
Federal funds sold	25,482	283	4.41%	9,875	136	5.48%
Other interest-bearing deposits	7,912	55	2.76%	7,978	50	2.49%
Total Earning Assets	1,523,230	19,557	5.09%	1,487,182	19,493	5.21%
Less: Allowance for Credit Losses	(8,362)			(8,134)
Total Non-Earning Assets	106,699			106,616
Total Assets	$1,621,567			$1,585,664

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$260,217	$66	0.10%	$261,961	$66	0.10%
Money Market and Savings Deposits	468,488	3,026	2.56%	425,026	2,990	2.80%
Time Deposits	290,246	2,713	3.71%	334,768	3,915	4.65%
Total Interest-Bearing Deposits	1,018,951	5,805	2.26%	1,021,755	6,971	2.71%
Borrowings	42,707	513	4.77%	25,634	313	4.86%
Federal funds purchased	250	3	4.76%	616	9	5.81%
Junior subordinated debt	3,535	78	8.75%	3,487	89	10.15%
Total Interest-Bearing Liabilities	1,065,443	6,399	2.38%	1,051,492	7,382	2.79%
Non-Interest-Bearing Liabilities:
Demand deposits	371,859			363,929
Other liabilities	10,971			10,347
Total Liabilities	1,448,273			1,425,768
Shareholders' Equity	173,294			159,896
Total Liabilities & Shareholders' Equity	$1,621,567			$1,585,664
Net Interest Income (FTE) [3]		$13,158			$12,111
Interest Rate Spread [2]			2.71%			2.42%
Cost of Funds			1.77%			2.07%
Interest Expense as a Percentage of Average Earning Assets [4]			1.67%			1.97%
Net Interest Margin (FTE) [3,4]			3.43%			3.24%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2025			September 30, 2024
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$199,991	$4,109	2.74%	$262,029	$5,669	2.88%
Tax Exempt Securities [1]	65,753	1,226	2.49%	66,462	1,240	2.49%
Total Securities [1]	265,744	5,335	2.68%	328,491	6,909	2.80%
Loans:
Real Estate	946,652	40,952	5.78%	903,786	38,373	5.67%
Commercial	257,140	9,319	4.85%	206,420	8,923	5.77%
Consumer	31,161	1,593	6.83%	37,706	1,985	7.03%
Total Loans	1,234,953	51,864	5.61%	1,147,912	49,281	5.73%
Federal funds sold	16,050	530	4.42%	13,101	535	5.45%
Other interest-bearing deposits	8,051	142	2.36%	8,002	165	2.75%
Total Earning Assets	1,524,798	57,871	5.07%	1,497,506	56,890	5.07%
Less: Allowance for Credit Losses	(8,398)			(8,381)
Total Non-Earning Assets	105,741			109,762
Total Assets	$1,622,141			$1,598,887

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$267,854	$202	0.10%	$271,102	$205	0.10%
Money Market and Savings Deposits	465,665	8,957	2.57%	419,586	8,864	2.82%
Time Deposits	294,318	8,437	3.83%	338,154	11,947	4.72%
Total Interest-Bearing Deposits	1,027,837	17,596	2.29%	1,028,842	21,016	2.73%
Borrowings	44,915	1,604	4.77%	32,706	1,187	4.85%
Federal funds purchased	759	28	4.93%	558	25	5.98%
Junior subordinated debt	3,523	224	8.50%	3,476	260	9.99%
Total Interest-Bearing Liabilities	1,077,034	19,452	2.41%	1,065,582	22,488	2.82%
Non-Interest-Bearing Liabilities:
Demand deposits	366,117			367,688
Other liabilities	9,891			10,808
Total Liabilities	1,453,042			1,444,078
Shareholders' Equity	169,099			154,809
Total Liabilities & Shareholders' Equity	$1,622,141			$1,598,887
Net Interest Income (FTE) [3]		$38,419			$34,402
Interest Rate Spread [2]			2.66%			2.25%
Cost of Funds			1.80%			2.10%
Interest Expense as a Percentage of Average Earning Assets [4]			1.71%			2.01%
Net Interest Margin (FTE) [3,4]			3.37%			3.07%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%. Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Fully tax-equivalent measures
Net interest income	$13,072	$12,796	$12,295	$12,235	$12,024
Fully tax-equivalent adjustment	86	85	86	86	87
Net interest income (FTE) [1]	$13,158	$12,881	$12,381	$12,321	$12,111

Efficiency ratio [2]	58.3%	61.5%	62.8%	60.6%	58.9%
Fully tax-equivalent adjustment	-0.4%	-0.3%	-0.4%	-0.4%	-0.3%
Efficiency ratio (FTE) [3]	57.9%	61.2%	62.4%	60.2%	58.6%

Net interest margin	3.40%	3.37%	3.26%	3.19%	3.22%
Fully tax-equivalent adjustment	0.03%	0.03%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.43%	3.40%	3.28%	3.21%	3.24%

	As of
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Other financial measures
Book value per share	$32.89	$31.67	$30.93	$29.85	$30.89
Impact of intangible assets [4]	(1.99)	(2.04)	(2.09)	(2.15)	(2.21)
Tangible book value per share (non-GAAP)	$30.90	$29.63	$28.84	$27.70	$28.68

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Fully tax-equivalent measures
Net interest income	$38,161	$34,141
Fully tax-equivalent adjustment	258	261
Net interest income (FTE) [1]	$38,419	$34,402

Efficiency ratio [2]	60.8%	63.1%
Fully tax-equivalent adjustment	-0.3%	-0.5%
Efficiency ratio (FTE) [3]	60.5%	62.6%

Net interest margin	3.35%	3.05%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.37%	3.07%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.